As filed with the Securities and Exchange Commission on December 16, 1994

                             Registration No. 33-
                                                 --------------
- ------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ------------------------

                                    FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                             THE RYLAND GROUP, INC.
            (Exact name of registrant as specified in its charter)

           Maryland                                   52-0849948
(State or other jurisdiction of                     (I.R.S.Employer
 incorporation or organization)                    Identification No.)


                            11000 Broken Land Parkway
                            Columbia, Maryland  21044
                   (Address of principal executive offices)

                                 ------------------

         THE RYLAND GROUP, INC. 1992 NON-EMPLOYEE DIRECTOR EQUITY PLAN
                             (Full title of the plan)

                                 ------------------

                                 Thurman W. Bretz
                       Senior Vice President and Secretary
                             The Ryland Group, Inc.
                           11000 Broken Land Parkway
                           Columbia, Maryland  21044
                                 (410) 715-7000
                      (Name, address and telephone number,
                    including area code, of agent for service)

                                 ------------------

                           CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------

Title of       Amount        Proposed Maxi-   Proposed Maxi-   Amount of
Securities to  to be         mum Offering     mum Aggregate    Registration
Be Registered  Registered    Price Per Share  Offering Price   Fee
Common Stock   100,000       $13.75 (1)       $1,375,000 (1)   $474.10 (1)
($1.00 par     shares
value per
share)
- -----------------------------------------------------------------------------

Approximate Date of Proposed Sales: From time to time after effective date of this Registration Statement.

(1) Pursuant to Rule 457(c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price, and the amount of registration fee are based upon the average high and low prices reported by the New York Stock Exchange on December 13, 1994.

Exhibit Index is located at page 8 of this document.

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.
            ----------------------------------------
     The following documents have been filed by The Ryland Group, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") and are incorporated herein by reference: (a) Annual Report on Form 10-K for the year ended December 31, 1993; (b) all reports filed with the SEC pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1993; and (c) the description of the Registrant's common stock contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, and all amendments and reports thereafter filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.
           --------------------------
            [Not required].

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.
            ---------------------------------------
     The legal validity of the issuance of the shares of Common Stock offered by this Prospectus has been passed upon by Timothy J. Geckle, Assistant Secretary and Corporate Counsel of The Ryland Group, Inc. As of the date of this Prospectus, Mr. Geckle beneficially owned no shares of the Company's Common Stock directly, but there are 1,240 shares in which he has the right to acquire beneficial ownership through the exercise of stock options awarded pursuant to the 1992 Equity Incentive Plan.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS
            -----------------------------------------
     Directors and officers of the Registrant are indemnified under Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, and under Article EIGHTH, Section 8 of the registrant's charter which provides as follows:

     (8) The Corporation shall indemnify its directors and officers, in all capacities in which such directors and officers serve the Corporation, to the fullest extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law. The Corporation shall indemnify other employees and agents, in all capacities in which such employees and agents serve the Corporation, to such extent as shall be authorized by the Board of Directors or the By-Laws and be permitted by law. The foregoing shall not limit in any manner the authority of the Corporation to indemnify directors, officers, employees or agents of the Corporation to the extent authorized by the Board of Directors or the stockholders and permitted by law. The Board of Directors may take such action as is necessary to carry out these provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing provisions or such further indemnification arrangements as may be permitted by law. No amendment or repeal of this Article EIGHTH, paragraph 8 of the Corporation's Charter shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     As permitted by Maryland Law, Article NINTH of the Registrant's Charter limits the monetary liability of its directors and officers to the Registrant and its stockholder to the maximum extent permitted by Maryland law in effect from time to time. Article NINTH provides as follows:

     NINTH:     To the fullest extent permitted by Maryland statutory or
decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation of its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurs prior to such amendment or repeal.

     As permitted under Subsection (k) of Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, the Registrant has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such whether or not the Registrant would have the power to indemnify such persons under the provisions of the Maryland law governing indemnification.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.
            ------------------------------------
            [Not applicable]

ITEM 8.     EXHIBITS.
            ---------
Exhibit
Number      Description
- -------     -----------

  4(a) Rights Agreement dated as of December 17, 1986 between The Ryland Group, Inc. and Maryland National Bank as amended by The First Amendment of Rights Agreement dated as of October 17, 1990.
           (Incorporated by reference from Form 8 filed October 25, 1990)

  4(b)     Articles Supplementary dated as of August 31, 1989.
           (Incorporated by reference from Form 8-K filed
           September 12, 1989)

  4(c) Indenture dated as of November 2, 1989 between The Ryland Group, Inc. and Manufacturers Hanover Trust Company, as Trustee.
           (Incorporated by reference from Exhibits to Registration Statement on Form S-3, Registration No. 33-28692)

  4(d) First Supplemental Indenture dated as of December 28, 1990 between The Ryland Group, Inc. and Manufacturers Hanover Trust Company, as Trustee.
           (Incorporated by reference from Form 8-K filed December 31,
           1990)

  4(e)     Senior Subordinated Notes dated as of July 23, 1992.
           (Incorporated by reference from Form 8-K filed August 6,
           1992)

  4(f) Senior Subordinated Notes dated as of November 4, 1993. (Incorporated by reference from Registration Statement on Form S-3, Registration No. 33-48071).

  4(g) Indenture dated as of July 15, 1992 between The Ryland Group, Inc. and Security Trust Company, N.A., as Trustee
           (Incorporated by reference from Form 8-K filed August 6,
           1992).

  5        Opinion of Counsel (contains Consent of Counsel).

  24(a)    Consent of Counsel (contained in Exhibit 5).

  24(b)    Consent of Independent Auditors.

  25       Power of Attorney






ITEM 9.     UNDERTAKINGS
            ------------
            The undersigned Registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration 10(a)(3) of Securities Act of 1933;

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(b) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporate by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, and the State of Maryland on this 14th day of December, 1994.


                                             The Ryland Group,
                                                     Inc.


                                                 /s/ R. Chad Dreier
                                             By ---------------------
                                                R. Chad Dreier
                                                President and
                                                Chief Executive
                                                Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:


/s/ R. Chad Dreier
- --------------------------     President and     Date: December 14, 1994
R. Chad Dreier                 Chief Executive
                               Officer



Principal Financial Officer:


/s/ Michael D. Mangan
- --------------------------     Executive Vice     Date: December 14, 1994
Michael D. Mangan              President and
                               Chief Financial
                               Officer

Principal Accounting Officer:


/s/Stephen B. Cook
- --------------------------     Vice President     Date: December 14, 1994
Stephen B. Cook                and Corporate
                               Controller








A Majority of the Board of Directors:

Andre W. Brewster, Robert J. Gaw, Leonard M. Harlan, Alan P. Hoblitzell, Jr., John H. Mullin, III and John O. Wilson.



    /s/ Alan P. Hoblitzell, Jr.
By --------------------     For himself     Date:  December 14, 1994
   Alan P. Hoblitzell, Jr.  and as
                            Attorney-in-Fact

                               EXHIBIT INDEX
                               -------------

Exhibit                                                  Sequential
Number                     Description                    Page No.
- -------                    -----------                    --------

  5               Opinion of Counsel                               9
                  (contains Consent of Counsel).

  24(a)           Consent of Counsel                              10
                  (contained in Exhibit 5).

  24(b)           Consent of Independent Auditors                 11

  25              Power of Attorney                               12

                                                       EXHIBIT 5




                              December 16,1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:     Registration Statement on Form S-8
             ----------------------------------

Dear Sirs:

     I have acted as counsel for The Ryland Group, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing on Form S-8 of the Registration Statement covering shares of the Company's Common Stock to be issued under The Ryland Group, Inc. 1992 Non-Employee Director Equity Plan. In that capacity, I have reviewed the charter and by-laws of the Company, the Registration Statement and the corporate actions taken by the Company and by its Board of Directors, and such other materials and matters as I have deemed necessary to the issuance of this opinion. Based upon the foregoing, I am of the opinion that:

     Upon issuance of the shares of Common Stock of the Company to directors under The 1992 Non-Employee Director Equity Plan, such shares will have been duly and legally authorized and issued and will be fully paid and non-assessable; and

     I consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this opinion in such Registration Statement and each Prospectus which is a part thereof.

                                   Very truly yours,


                                   /s/ Timothy J. Geckle
                                   ---------------------
                                   Timothy J. Geckle
                                   Corporate Counsel

                                                         EXHIBIT 24(a)

                              CONSENT OF COUNSEL
                              ------------------

















                            (Contained in Exhibit 5)

                                                         Exhibit 24 (b)









                          CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Non-Employee Director Equity Plan of The Ryland Group, Inc., of our reports dated February 16, 1994, with respect to the consolidated financial statements of The Ryland Group, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


/s/ Ernst & Young

Baltimore, Maryland
December 14, 1994

                                                         Exhibit 25


THE RYLAND GROUP, INC.

Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of The Ryland Group, Inc., a Maryland corporation, constitute and appoint Roger W. Schipke, Alan P. Hoblitzell, Jr. and Thurman W. Bretz, and each of them, with full power to act without the other, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in either of them, to sign for the undersigned in their respective names as directors and officers of The Ryland Group, Inc. a Registration Statement of The Ryland Group, Inc. on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and any amendment or supplement to such Registration Statement relating to shares of Common Stock to be issued and sold pursuant to the 1992 Non-Employee Director Equity Plan of the Corporation. We hereby confirm all acts taken by such agents and attorneys-in-fact, or each of them, as herein authorized.


DATED:     February 26, 1992       /s/Andre W. Brewster
                                   ---------------------------
                                   Andre W. Brewster

                                   /s/ Robert J. Gaw
                                   ---------------------------
                                   Robert J. Gaw

                                   /s/ Leonard M. Harlan
                                   ---------------------------
                                   Leonard M. Harlan

                                   /s/ John M. Mullin III
                                   ---------------------------
                                   John M. Mullin III

                                   /s/ John O. Wilson
                                   ---------------------------
                                   John O. Wilson